UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2003

GALEY & LORD, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20080	56-1593207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

980 Avenue of the Americas, New York, NY 10008

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code (212) 465-3000

ITEM 5.	OTHER EVENTS

On November 14, 2003, Galey & Lord, Inc. (the “Company”) and its direct and indirect domestic subsidiaries (together with the Company, the “Debtors”) filed a proposed plan of reorganization (the “Plan”) and related disclosure statement (the “Disclosure Statement”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On November 17, 2003, the Company issued a press release announcing that the Debtors had filed the Plan and Disclosure Statement.

Additionally, on October 29, 2003, the Company’s debtor-in-possession (“DIP”) financing with Wachovia Bank, National Association, a national banking corporation (formerly known as First Union National Bank) (the “Agent”) and Wachovia Securities, Inc. was amended to, among other things, extend the maturity date from October 31, 2003 to February 15, 2003 (the “Financing Extension”). On October 31, 2003, the Bankruptcy Court approved the Financing Extension on an interim basis and on November 19, 2003, the Bankruptcy Court entered a final order approving the Financing Extension on a permanent basis. The Company has no current commitments or arrangements for additional debtor-in-possession financing and there can be no assurance that replacement debtor-in-possession financing, if needed, will be available on acceptable terms (or that any such financing will be approved by the Bankruptcy Court), or at all.

A copy of the Plan and the Disclosure Statement are attached hereto as Exhibits 2.1 and 2.2, respectively. A copy of the Financing Extension is attached hereto as Exhibit 10.1. A copy of the press release is attached hereto as Exhibit 99.1.

The Bankruptcy Code does not permit solicitation of acceptances or rejections of the Plan until the Bankruptcy Court approves the applicable Disclosure Statement relating to the Plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the Debtors and the condition of the Debtors’ books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. The Debtors will emerge from Chapter 11 if and when the Plan receives the requisite creditor approvals and is confirmed by the Bankruptcy Court.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Plan and Disclosure Statement filed as exhibits hereto may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to the Debtors’ bankruptcy proceedings. Other factors that may cause actual results to differ materially from management’s expectations include, but are not limited to, competitive and economic factors in the textile, apparel and home furnishings markets, raw materials and other costs, the level of the Debtors’ indebtedness, interest rate fluctuations, weather-related delays, general economic conditions, governmental legislation and regulatory changes, the long-term implications of regional trade blocs and the effect of quota phase-out and lowering of tariffs under the WTO trade regulations and other risks and uncertainties that may be detailed from time-to time in the Company’s reports filed with the Securities and Exchange Commission (“SEC”). More detailed information about those factors is contained in the Company’s filings with the SEC.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits:

2.1	Joint Plan of Reorganization of Galey & Lord, Inc. and its direct and indirect domestic subsidiaries dated November 14, 2003

2.2	Disclosure Statement with respect to the Joint Plan of Reorganization of Galey & Lord, Inc. and its direct and indirect domestic subsidiaries

10.1	Fifth Amendment, dated as of October 29, 2003, to the Revolving Credit and Guaranty Agreement, dated as of February 20, 2002, among Galey & Lord, Inc., a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, Wachovia Bank, National Association, a national banking corporation (formerly known as First Union National Bank), each of the other financial institutions from time to time party thereto and Wachovia Bank, National Association, as Agent for the Banks.

99.1	Press Release, dated November 17, 2003

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GALEY & LORD, INC.

By:	/s/ Leonard F. Ferro

Leonard F. Ferro
Vice President

Date: November 24, 2003